  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 1996

                                                 REGISTRATION NO. 333-1433

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 2

                                    TO
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

                               ----------------

                         HOSPITALITY PROPERTIES TRUST
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                               ----------------

                               400 CENTRE STREET
                          NEWTON, MASSACHUSETTS 02158
                                (617) 964-8389
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                JOHN G. MURRAY
                         HOSPITALITY PROPERTIES TRUST
                               400 CENTRE STREET
                          NEWTON, MASSACHUSETTS 02158
                                (617) 964-8389
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:

  ALEXANDER A. NOTOPOULOS, JR., ESQ.        WINTHROP B. CONRAD, JR., ESQ.
       SULLIVAN & WORCESTER LLP                 DAVIS POLK & WARDWELL
        ONE POST OFFICE SQUARE                  450 LEXINGTON AVENUE
      BOSTON, MASSACHUSETTS 02109             NEW YORK, NEW YORK 10017
            (617) 338-2800                         (212) 450-4000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                               ----------------

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_] .

                               ----------------

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_] .

                               ----------------

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table itemizes the expenses incurred by the Registrant in connection with the offering of the Shares being registered. All the amounts shown are estimates except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc. fee.

               ITEM                                                   AMOUNT
      SEC Registration Fee......................................... $   127,293
      NASD Fee.....................................................      30,500
      Transfer Agent's and Registrar's Fees........................      40,000
      Printing Fees................................................     125,000
      Legal Fees and Expenses (other than Blue Sky)................     500,000
      Accounting Fees and Expenses.................................     250,000
      Blue Sky Fees and Expenses (including fees of counsel).......      50,000
      Miscellaneous Expenses.......................................      77,207
                                                                    -----------
        Total...................................................... $ 1,200,000
                                                                    ===========

---------------------
ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS.

 (c) Exhibits

  A list of exhibits included as part of this Registration Statement is set forth in the Index to Exhibits which immediately precedes such exhibits.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-11 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOSTON, COMMONWEALTH OF MASSACHUSETTS ON MARCH 29, 1996.

                                          Hospitality Properties Trust

                                                  /s/ John G. Murray
                                          By: _________________________________
                                              JOHN G. MURRAY, PRESIDENT


              SIGNATURE                        TITLE                 DATE

       /s/ John G. Murray              President & Chief        March 29, 1996
-------------------------------------   Operating Officer
           JOHN G. MURRAY               (Principal
                                        Executive Officer)

     /s/ Thomas M. O'Brien*            Treasurer & Chief        March 29, 1996
-------------------------------------   Financial Officer
         THOMAS M. O'BRIEN              (Principal
                                        Accounting and
                                        Financial Officer)

     /s/ Barry M. Portnoy*             Managing Trustee         March 29, 1996
-------------------------------------
          BARRY M. PORTNOY

     /s/ Gerard M. Martin*            Managing Trustee          March 29, 1996
-------------------------------------
         GERARD M. MARTIN


    /s/ John L. Harrington*            Trustee                  March 29, 1996
-------------------------------------
         JOHN L. HARRINGTON


    /s/ William J. Sheehan*            Trustee                  March 29, 1996
-------------------------------------
         WILLIAM J. SHEEHAN


  /s/ Arthur G. Koumantzelis*          Trustee                  March 29, 1996
-------------------------------------
       ARTHUR G. KOUMANTZELIS

---------------------
* Signed by Power of Attorney

                               INDEX TO EXHIBITS

 EXHIBIT                                                             SEQUENTIAL
 NUMBER                     DOCUMENT DESCRIPTION                      PAGE NO.
  1.1    Form of Underwriting Agreement
  3.1*   Declaration of Trust of the Registrant
  3.2*   Bylaws of the Registrant
  4.1*   Form of Share Certificate
  5.1    Opinion of Sullivan & Worcester LLP
  5.2    Opinion of Piper & Marbury L.L.P.
  8.1    Opinion of Sullivan & Worcester LLP as to certain tax
         matters
 10.1*   Purchase-Sale and Option Agreement dated as of February
         3, 1995 by and among HMH Courtyard Properties, Inc., HMH
         Properties, Inc. and Hospitality Properties, Inc., as
         amended
 10.2**  Fifth Amendment to Purchase-Sale and Option Agreement
         dated February 26, 1996, by and between HPT and HMH
         Properties, Inc.
 10.3*   Form of Courtyard Management Agreement between HMH
         Courtyard Properties, Inc., d/b/a HMH Properties, Inc.
         and Courtyard Management Corporation
 10.4*   Form of First Amendment to Courtyard Management Agreement
         between Courtyard Management Corporation and Hospitality
         Properties, Inc. and Consolidation Letter Agreement by
         and between Courtyard Management Corporation and
         Hospitality Properties, Inc.
 10.5*   Form of Lease Agreement between Hospitality Properties,
         Inc. and HMH HPT Courtyard, Inc.
 10.6*   Form of Assignment and Assumption of Leases, Contracts
         and Agreements in favor of Hospitality Properties, Inc.
 10.7**  Purchase and Sale Agreement, by and between Garden Hotel
         Associates Limited Partnership and Hospitality Properties
         Trust
 10.8    Form of Agreement to Lease by and between Garden Hotel
         Associates II Limited Partnership and Hospitality Properties
         Trust
 10.9    Form of Lease Agreement between Garden Hotel Associates
         II Limited Partnership and Hospitality Properties Trust
 10.10** Purchase, Sale and Exchange Agreement dated February 26,
         1996 by and between HMH Properties, Inc. and Hospitality
         Properties Trust
 10.11** Agreement to Lease dated February 26, 1996 by and between
         HMH HPT Residence Inn Inc., and Hospitality Properties
         Trust
 10.12** Form of Lease Agreement between HMH HPT Residence Inn,
         Inc. and Hospitality Properties Trust
 10.13*  Advisory Agreement
 10.14** Amended and Restated Revolving Credit Agreement, dated as of December 29, 1995 by and between DLJ Mortgage Capital,
         Inc. and Hospitality Properties Trust
 10.15** Amendment No. 1 to Acquisition Line Credit Agreement, as
         amended and restated to such date
 10.16** Revolving Credit Agreement, dated as of February 28,
         1996, by and between DLJ Mortgages Capital, Inc. and
         Hospitality Property Trust
 10.17** Form of Residence Inn Management Agreement between HMH
         Properties, Inc. and Residence Inn by Marriott(R), Inc.

 EXHIBIT                                                           SEQUENTIAL
 NUMBER                    DOCUMENT DESCRIPTION                     PAGE NO.
 10.18*  Hospitality Properties Trust 1995 Incentive Share Award
         Plan
 23.1**  Consent of Arthur Andersen LLP
 23.2**  Consent of Coopers & Lybrand L.L.P.
 23.3    Consent of Sullivan & Worcester LLP (to be included in
         Exhibit 5.1 to this Registration Statement)
 23.4    Consent of Piper & Marbury L.L.P. (to be included in
         Exhibit 5.2 to this Registration Statement)
 99.1**  Power of Attorney of Thomas M. O'Brien

---------------------
  Each exhibit marked by an (*) is incorporated by reference to the corresponding document or instrument filed as an exhibit to the Company's Registration on Form S-11 (File No. 33-93330) in the form in which it was declared effective by the Securities and Exchange Commission on August 16, 1995.

  Previously filed exhibits are marked by an (**).

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